Exhibit 99.1

Company Contact:

Investor Contact:

Agency Contact:

David Snyder

Stephen Bassett

Heather Smith

Axcelis Technologies, Inc.

Axcelis Technologies, Inc.

Loomis Group

Tel: +1 (978) 787 4273

Tel: +1 (978) 787 4000

Tel: +1 (617) 309 8005

Fax: +1 (978) 787 4275

Fax: +1 (978) 787 9133

Fax: +1 (617) 638 0033

david.snyder@axcelis.com	investor.relations@axcelis.com	smithh@loomisgroup.com

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2007

BEVERLY, Mass. — November 1, 2007 — Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the third quarter ended September 30, 2007. The Company reported revenues of $107.6 million, compared to $110.1 million for the second quarter of 2007. Net loss for the third quarter was $8.2 million or $0.08 per share, of which $0.05 is attributable to a charge for impairment of goodwill relating to the discontinuance of future development of RTP and curing products.  This compares to net income for the second quarter of $4.7 million or $0.05 per share. In the corresponding quarter for the previous year, the Company reported revenues of $122.8 million and net income of $12.5 million, or $0.12 per share.

“Increasing weakness in the semiconductor market has caused a more significant softening in our base business than we had anticipated.  During the third quarter, we experienced a push out of several shipments, driven mainly by changes in the timing of memory projects,” commented Chairman and CEO Mary Puma. “As we previously announced, we are streamlining operations to focus on our core implant and dry strip product lines.  We have implemented other significant cost-out actions, including a reduction in force and an extended holiday shutdown, that will reduce our operating expenses by approximately 10%.”

Puma continued, “Despite the ongoing softness in the industry, our customers continue to validate the production and process advantages of the Optima HD.  We received a follow-on order this quarter for an Optima HD for high volume manufacturing where we demonstrated these advantages in head-to-head competition.  Our customers are conveying to us that the Optima HD will capture a measurable split of their future high dose business.”

Third Quarter Detail

Shipments and Margins

Shipments, including aftermarket business, before provision for deferred revenue for the third quarter totaled $103.4 million. Geographically, Axcelis’ systems shipments for the quarter were to: Asia, 66%; North America, 12%; and Europe, 22%. The ion implantation business accounted for 70% of total shipments in the third quarter. Gross margin for the third quarter was approximately 34%.

Orders and Backlog

Orders (new systems bookings and aftermarket) received for the third quarter totaled $76.2 million. New systems bookings, excluding aftermarket, amounted to $33.0 million. Backlog plus deferred systems revenue at quarter end was $63.5 million. Backlog consists of systems orders (aftermarket orders are excluded) that are generally scheduled to ship within six months.

SEN Corporation, an SHI and Axcelis Company (“SEN”)

Axcelis owns 50% of SEN, a Japanese company that is licensed to make and sell certain Axcelis ion implanters in Japan. SEN’s revenue for the third quarter totaled $49.7 million.

Business Outlook

Axcelis’ financial outlook for the fourth quarter of 2007 includes revenues in the range of $80 million to $95 million. The Company also forecasts a fourth quarter loss per share in the range of $0.07 to $0.13 of which $0.02 is attributed to the restructuring of the business.  Axcelis assumes no responsibility to update guidance. Axcelis will only confirm or update guidance via a press release.

Third Quarter 2007 Conference Call

The Company will be hosting a conference call today, Thursday, November 1, 2007, beginning at 5:00 pm ET. The purpose of the call is to discuss third quarter results and to provide guidance for the fourth quarter of 2007.

The call will be available to interested listeners via an audio webcast that can be accessed through Axcelis’ home page at www.axcelis.com, or by dialing 1-800-479-1628 (1-719-457-2729 outside North America). Participants calling into the conference call will be requested to provide the company name: Axcelis Technologies, the conference leader: Stephen Bassett, and pass code: #3354400. A webcast replay will be available from 8:00 pm ET on November 1, 2007 until 5:00 pm ET December 1, 2007.

Safe Harbor Statement

This document contains forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, our ability to implement successfully our profit plans, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis Technologies, Inc.

Axcelis Technologies, Inc., headquartered in Beverly, Massachusetts, provides innovative, high-productivity solutions for the semiconductor industry. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation and cleaning systems. Axcelis also licenses its 50% owned joint venture, SEN Corporation, an SHI and Axcelis Company, to manufacture and sell certain implant products in Japan. The company’s Internet address is: www.axcelis.com.

Axcelis Technologies, Inc.

Consolidated Statements of Operations

In thousands, except per share amounts

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenue	$107,553	$122,817	$315,152	$338,378

Cost of Revenue	71,284	69,551	194,043	198,128

Gross profit	36,269	53,266	121,109	140,250

Operating expenses
Research and development	18,288	17,597	54,114	54,000
Sales and marketing	12,411	11,743	38,495	33,919
General and administrative	10,367	11,986	31,037	34,258
Impairment of goodwill	4,658	—	4,658	—
Amortization of intangible assets	656	656	1,968	1,895
Restructuring charges	—	53	—	147
	46,380	42,035	130,272	124,219

Income (loss) from operations	(10,111)	11,231	(9,163)	16,031

Other income (expense)
Equity income of SEN	1,767	2,372	8,340	10,734
Interest income	1,224	2,250	3,824	5,816
Interest expense	(1,587)	(2,570)	(4,822)	(6,657)
Other-net	254	153	505	837
	1,658	2,205	7,847	10,730

Income (loss) before income taxes	(8,453)	13,436	(1,316)	26,761

Income taxes (credits)	(256)	916	(536)	1,552

Net income (loss)	$(8,197)	$12,520	$(780)	$25,209

Net income (loss) per share
Basic	$(0.08)	$0.12	$(0.01)	$0.25
Diluted	$(0.08)	$0.12	$(0.01)	$0.25

Shares used in computing net income (loss) per share
Basic	102,206	101,165	101,772	101,003
Diluted	102,206	101,612	101,772	101,205

Axcelis Technologies, Inc.

Consolidated Balance Sheets

In thousands

(Unaudited)

	September 30,	December 31,
	2007	2006

Assets

Current assets
Cash and cash equivalents	$83,152	$140,451
Marketable securities	—	63,200
Restricted cash	16,656	11,019
Accounts receivable, net	76,191	73,635
Inventories, net	175,547	160,107
Prepaid expenses and other current assets	30,361	26,639
Total current assets	381,907	475,051

Property, plant and equipment, net	68,492	66,678
Investment in SEN	126,971	126,688
Goodwill	42,115	46,773
Intangible assets	11,581	13,549
Restricted cash, long-term portion	—	1,137
Other assets	34,327	24,117
	$665,393	$753,993

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$21,891	$37,312
Accrued compensation	14,285	26,996
Warranty	4,989	5,229
Income taxes	672	3,906
Deferred revenue	35,228	28,811
Current portion of convertible subordinated debt	—	74,217
Other current liabilities	7,727	13,670
Total current liabilities	84,792	190,141

Convertible subordinated debt	79,142	76,887
Long-term deferred revenue	5,082	5,054
Other long-term liabilities	6,667	4,349

Stockholders’ equity
Preferred Stock	—	—
Common stock	102	101
Additional paid-in capital	476,549	469,967
Treasury stock	(1,218)	(1,218)
Retained earnings	8,803	9,583
Accumulated other comprehensive income (loss)	5,474	(871)
	489,710	477,562
	$665,393	$753,993